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                                                                    EXHIBIT 10.3

                            COMFORT SYSTEMS USA, INC.
                     1997 NON-EMPLOYEE DIRECTORS' STOCK PLAN

                                    Amendment

     Pursuant to Section 9 of the Comfort Systems USA, Inc. 1997 Non-Employee Directors' Stock Plan (the "Plan") and pursuant to a vote of the Board of Directors of Comfort Systems USA, Inc. (the "Company") and, in the case of the amendments described at paragraphs 1 and 2 below, subsequent stockholder approval, the Plan has been amended as follows, effective as set forth in paragraph 4 below:

     1. The first sentence of Section 3 of the Plan is amended to read as follows:

             "Subject to adjustment as provided in Section 8, the total number of Shares reserved and available for issuance under the Plan is 500,000."

     2. The second and third sentences of Section 6 of the Plan are amended to read as follows:

             "In addition, an Option to purchase 10,000 Shares, subject to adjustment as provided in Section 8, will be automatically granted, at the close of business of each annual meeting of stockholders of the Company, to each member of the Board of Directors who is eligible under Section 5 at the close of business of such annual meeting. Notwithstanding the foregoing, any person who was automatically granted an Option to purchase 10,000 Shares at the effective date of the initial election to the Board of Directors shall not be automatically granted an Option to purchase 10,000 Shares at the first annual meeting of stockholders following such initial election if such annual meeting takes place within three months of the effective date of such persons' initial election to the Board of Directors."

     3.   Section 7(f) of the Plan is deleted in its entirety.

     4. The amendment made by paragraph 3 above shall take effect as of March 22, 2002. The amendments made by paragraphs 1 and 2 above shall take effect as of May 23, 2002 and shall be deemed to have been in effect at the close of the annual meeting of stockholders held on that date.
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IN WITNESS WHEREOF, Comfort Systems USA, Inc. has caused this instrument to be executed by its duly authorized officer this 23rd day of May, 2002.


                                    COMFORT SYSTEMS USA, INC.

                                    By: /s/ William F. Murdy
                                        ------------------------
                                        William F. Murdy
                                        Chairman of the Board, and
                                        Chief Executive Officer


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